Exhibit 10.2

AMENDMENT
TO THE
DXC TECHNOLOGY CORPORATION
SEVERANCE PLAN FOR SENIOR MANAGEMENT
AND KEY EMPLOYEES

THIS AMENDMENT to the DXC Technology Company Severance Plan for Senior Management and Key Employees, effective as of April 1, 2017 (the “Plan”), shall be effective as of October 9, 2018.

W I T N E S S E T H:

WHEREAS, DXC Technology Company (the “Company”) maintains the Plan and has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 6 of the Plan is hereby retitled “Claims Procedure.”

2.	The second sentence of Section 6(a)(i) of the Plan is hereby amended in its entirety as follows:

If a Designated Employee believes that he has not been provided with benefits due under the Plan, then the Designated Employee (who is hereafter referred to as the “Claimant”) has the right to make a written claim for benefits under the Plan.

3.	Section 6(a)(vii) of the Plan is hereby amended in its entirety as follows:

(vii)    If the Board of Directors of DXC or its delegate upholds the denial on review of a severance pay claim, or if a health or welfare benefit claim is denied on review under the applicable health or welfare plan and/or the administrative remedies thereunder have been exhausted, then the Claimant shall have the right to bring a civil action under ERISA Section 502(a).

4.	Section 6(b) of the Plan is hereby deleted in its entirety.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 9th day of October, 2018.

DXC TECHNOLOGY COMPANY

By:    /s/ Eduardo Nunez______________
Eduardo J. Núñez
Senior VP, Total Rewards